As filed with the Securities and Exchange Commission on June 14, 2001

Registration No. 333-60044

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

FORM S-3
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

GREAT AMERICAN FINANCIAL RESOURCES, INC.
(formerly known as American Annuity Group, Inc.)
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1356481 (I.R.S. Employer Identification Number)

250 East Fifth Street
Cincinnati, Ohio 45202
(513) 333-5300
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

AAG HOLDING COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-1475936 (I.R.S. Employer Identification Number)
250 East Fifth Street
Cincinnati, Ohio 45202
(513) 333-5300
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

MARK F. MUETHING, ESQ. Executive Vice President, General Counsel & Secretary Great American Financial Resources, Inc. 250 East Fifth Street Cincinnati, Ohio 45202 (513) 333-5300	WITH COPIES TO: MARK A. WEISS, ESQ. Keating, Muething & Klekamp, P.L.L. 1400 Provident Tower Cincinnati, Ohio 45202 (513) 579-6599
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

(Cover continued on next page)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus contained in this Registration Statement also relates to $50,000,000 of unissued Debt Securities registered pursuant to the Registrants’ Registration Statement on Form S-3 (No. 333-41071). This Registration Statement, which is a new registration statement, also constitutes a post-effective amendment to Registration Statement No. 333-41071. Such post-effective amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

$250,000,000

GREAT AMERICAN FINANCIAL RESOURCES, INC.
may offer

PREFERRED STOCK

AAG HOLDING COMPANY, INC.
may offer

DEBT SECURITIES

          We may from time to time issue up to $250,000,000 aggregate principal amount of securities. GAFRI will guarantee any debt securities issued by AAG Holding Company issued under this prospectus. GAFRI owns 100% of the outstanding common stock of AAG Holding Company.

          We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

          We may sell these securities to or through underwriters, and also to other purchasers or through agents. The names of any underwriters or agents will be set forth in an applicable prospectus supplement.

          The Securities and Exchange Commission and state securities regulators have not approved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2001

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

          GAFRI files annual, quarterly and special reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document GAFRI files at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. GAFRI’s common stock is also listed on the New York Stock Exchange, and you may inspect any document at the NYSE’s offices located at 20 Broad Street, New York, New York 10005.

          The SEC allows us to “incorporate by reference” the information GAFRI files with them. This means that we can disclose important information to you by referring you to documents GAFRI files with the SEC. The information incorporated by reference is an important part of this prospectus. Information that GAFRI files later with the SEC will automatically update and supersede information which we have previously incorporated by reference until we sell all of the securities described in this prospectus. The following documents that GAFRI has filed are incorporated by reference in this prospectus:

Filing Annual Report on Form 10-K Quarterly Report on Form 10-Q Form 10, Description of Common Stock	Period Year Ended December 31, 2000 Quarter Ended March 31, 2001 May 22, 1987

          All documents that GAFRI files under Section 13(a), 13(e), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus will be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of the documents.

          No separate financial statements of AAG Holding Company have been included and none are incorporated by reference in this prospectus. We do not believe that the financial statements of AAG Holding Company would be material to prospective purchasers of debt securities because GAFRI owns all of the common stock of AAG Holding Company and because GAFRI will fully guarantee the obligations of AAG Holding Company under the debt securities.

          We will provide you with a copy of any of these documents we are incorporating by reference at no cost, by writing or telephoning us at the following address or telephone number:

                                Mark F. Muething
                                 Executive Vice President, General Counsel and Secretary
                                 Great American Financial Resources, Inc.
                                 250 East Fifth Street
                                 Cincinnati, Ohio 45202
                                 (513) 333-5300

          You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any other information or any different information. We are not making an offer of securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of these documents.

          This prospectus and the documents incorporated by reference contain certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for such forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes”, “expects”, “may”, “will”, “should”, “seeks”, “intends”, “plans”, “estimates”, “anticipates”, the negative version of those words or other comparable terminology. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including:

  changes in economic conditions, including interest rates, performance of securities markets, and the availability of capital;
  regulatory actions;
  changes in legal environment;
  tax law changes;
  availability of reinsurance; and
  competitive pressures.

          Forward-looking statements speak only as of the date made. We undertake no obligations to update any forward-looking statements to reflect events or circumstances arising after the date they are made.

GREAT AMERICAN FINANCIAL RESOURCES, INC.

          GAFRI was incorporated as a Delaware corporation in 1987 and is an 83%-owned subsidiary of American Financial Group, Inc. GAFRI is a holding company which markets fixed and variable annuities, and various forms of life and supplemental health insurance through its subsidiaries.

AAG HOLDING COMPANY, INC.

          AAG Holding Company is GAFRI’s wholly-owned subsidiary that owns all of the stock of Great American Life Insurance Company. All debt securities issued hereunder will be issued by AAG Holding Company and will be guaranteed by GAFRI.

USE OF PROCEEDS

          Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds received from the sale of any securities offered by this prospectus are expected to be used for general corporate purposes, which may include investment in insurance businesses and the repayment of the outstanding debt of GAFRI, AAG Holding Company or any of our subsidiaries. Until the net proceeds are used for these purposes, we may deposit them in interest-bearing accounts or invest them in marketable securities. The specific allocations, if any, of the proceeds of any of the securities will be described in the prospectus supplement relating thereto.

RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth the historical ratios of earnings to fixed charges for GAFRI and its subsidiaries, including AAG Holding Company. Fixed charges are computed on a “total enterprise” basis. For purposes of calculating the ratios, “earnings” have been computed by adding to pretax earnings from continuing operations the fixed charges and minority interest in earnings of subsidiaries having fixed charges and deducting (adding) the undistributed equity in earnings (losses) of affiliates. Fixed charges include interest (excluding annuity benefits), amortization of debt issue expense, preferred dividend requirements and a portion of rental expense deemed to represent the interest factor.

                            Three Months Ended        Year Ended December 31,
                            -------------------    -----------------------------
                            March 31, March 31,
                              2001      2000       2000  1999   1998  1997  1996
                            --------- ---------    ----  -----  ----  ----  ----
Historical ratio of
earnings to fixed charges      4.4       3.6         3.4   3.9    5.6   4.8  5.4

DESCRIPTION OF DEBT SECURITIES AAG HOLDING COMPANY MAY OFFER

          As required by Federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by documents called “indentures.” An indenture is a contract between GAFRI, AAG Holding Company and a trustee for the debt securities. There may be more than one trustee under each indenture for different series of debt securities. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations as to the extent to which the trustee acts on your behalf, described later on under “Remedies If An Event of Default Occurs.” Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell, and sending you notices.

          The indenture and its associated documents contain the full legal text of the matters described in this section. Unless otherwise set forth in the prospectus supplement, the indenture and the debt securities are governed by New York law.

          AAG Holding Company may issue either senior debt securities or subordinated debt securities. The senior and subordinated debt securities are issued under different indentures and may have different trustees. The forms of senior indenture and subordinated indenture are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” beginning on page for information on how to obtain a copy. When we refer to the indenture we mean both the senior indenture and the subordinated indenture unless we indicate otherwise. When we refer to the trustee we mean both the senior trustee and the subordinated trustee unless we indicate otherwise.

          AAG Holding Company may issue as many distinct series of debt securities under each indenture as it wishes. This section summarizes terms of the debt securities that are common to all series. Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to, and qualified in its entirety by, reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. We describe the meaning of only the more important terms. We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement.

          The prospectus supplement relating to your series of debt securities will describe the following specific financial, legal and other terms of the debt securities particular to terms of your series:

  the title of your series of debt securities;

  any limit on the aggregate principal amount of your series of debt securities;

  the date or dates on which your series of debt securities will mature;

  the annual rate or rates (which may be fixed or variable) at which your series of debt securities will bear interest, if any, and the date or dates from which the interest will accrue;

  the dates on which interest on your series of debt securities will be payable and the regular record dates for those interest payment dates;

  any mandatory or optional sinking funds or similar provisions or provisions for redemption at your option;

  the date, if any, after which and the price or prices at which your series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

  if other than denominations of $1,000 and any integral multiple thereof, the denomination in which your series of debt securities will be issuable;

  if other than the principal amount thereof, the portion of the principal amount of your series of debt securities which will be payable upon the declaration of acceleration of the maturity of those debt securities;

  any index or formula used to determine the amount of payment of principal of, premium, if any, and interest on your series of debt securities;

  whether your series of debt securities are subordinated debt securities or senior debt securities;

  if your series of debt securities are subordinated debt securities; and

  any other material terms of your series of debt securities.

          Those terms may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of your series to be described in the prospectus supplement. The prospectus supplement relating to your series of debt securities will be attached to the front of this prospectus.

Form, Exchange and Transfer

       The debt securities will be issued:

  only in fully registered form;

  without interest coupons; and

  unless otherwise indicated in the prospectus supplement, in denominations that are multiples of $1,000. (Section 3.2)

          You may have your debt securities broken into debt securities of smaller denominations or combined into debt securities of larger denominations, as long as the total principal amount is not changed. (Section 3.5) This is called an “exchange.”

          You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform transfers. (Section 3.5) You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

          If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 3.5)

Payment and Paying Agents

          We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the “regular record date” and will be stated in the prospectus supplement. (Section 3.7) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called “accrued interest.”

          We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

          “Street Name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

          We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

Notices

          We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records. (Section 1.6)

Mergers and Similar Events

          GAFRI and AAG Holding Company are generally permitted to consolidate or merge with another entity. GAFRI and AAG Holding Company are also permitted to sell or lease substantially all of their assets to another company, or to buy or lease substantially all of the assets of another entity. However, neither may take any of these actions unless the following conditions (among others) are met:

  Where GAFRI or AAG Holding Company merge out of existence or sell or lease substantially all its assets, the other entity must be a corporation, partnership or trust organized under the laws of a State or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities

  The merger, sale of assets or other transaction must not cause a default on the debt securities, and neither GAFRI nor AAG Holding Company may already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default.

Modification and Waiver

          There are three types of changes we can make to the indentures and the debt securities.

          Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

  change the payment due date of the principal or interest on a debt security;

  reduce any amounts due on a debt security;

  reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

  impair your right to sue for payment;

  if your debt securities are subordinated debt securities, modify the subordination provisions in a manner that is adverse to you;

  reduce the percentage of direct holders of debt securities whose consent is needed to modify or amend the indenture;

  reduce the percentage of direct holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; and

  modify any other aspect of the provisions dealing with modification and waiver of the indenture.

          Changes Requiring a Majority Vote. The second type of change to the indentures and the debt securities is the kind that requires a vote in favor by direct holders of debt securities owning a majority of the principal amount of the particular series affected. The same majority vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously under “Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

          Changes Not Requiring Approval. The third type of change does not require any vote by direct holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

           Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

  For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default; and

  For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

          Debt securities will not be considered outstanding, and the holders will therefore not be eligible to vote, if we have deposited or set aside in trust for the holders money for their payment or redemption.

          We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the indenture. (Section 3.1)

          Street Name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Default and Related Matters

Ranking

          The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations, and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinated to some of our existing and future debt and other liabilities. See “Subordination of the Subordinated Debt Securities” below for additional information on how subordination limits your ability to receive payment or pursue other rights if we default or have certain other financial difficulties. As of June 1, 2001, we had $229.3 million of senior debt outstanding. This senior debt ranks equally with any senior debt securities and senior to any subordinated debt securities issued under this prospectus.

Events of Default

          You will have special rights if an “event of default” occurs and is not cured, as described later in this subsection. Under the indentures, the term “event of default” means any of the following:

  We do not pay the principal or any premium on a debt security on its due date;

  We do not pay interest on a debt security within 30 days of its due date;

  We remain in breach of a restrictive covenant described in the indenture for 60 days after we receive a notice stating we are in breach. The notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of outstanding debt securities of the affected series;

  We fail to pay an amount of debt (other than the debt securities) totaling more than $5,000,000, our obligation to repay is accelerated by our lenders, and this payment obligation remains accelerated for 60 days after we receive notice of default as described in the previous paragraph; and

  We become subject to judgments, orders or decrees requiring payments of more than $10,000,000 and 60 days have passed during which a stay of enforcement has not been in effect after we receive notice as described two paragraphs above.

         Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the direct holders of 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a “declaration of acceleration of maturity.” If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any direct holder.

          Except in cases of default, where a trustee has some special duties, a trustee is not required to take any action under the indenture at the request of any direct holders unless the direct holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). (Section 6.3) If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture. (Section 5.12)

          In general, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  You must give the trustee written notice that an event of default has occurred and remains uncured;

  The direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

  The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

  The trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice during the 60 day period after receipt of the above notice. (Section 5.7)

           However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 5.8)

          “Street Name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

          We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Subordination of the Subordinated Debt Securities

          The subordinated debt securities are subordinated securities and, as a result, the payment of principal of, and any premium and interest on, the debt securities is subordinated in right of payment to the prior payment in full of all of our senior indebtedness. This means that, in certain circumstances where we may not be making payments on all of our debt obligations as they come due, the holders of all of our senior indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on their debt securities before the holders of subordinated debt securities will be entitled to receive any amounts due. These circumstances include:

  We make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors;

  We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur; or

  The maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described above under “Events of Default.”

          In addition, we are not permitted to make payments of principal of, or any premium or interest on, the subordinated debt securities if we default in our obligation to make payments on senior indebtedness and do not cure such default, or if an event of default that permits the holders of senior indebtedness to accelerate the maturity of the senior indebtedness occurs and has not been cured.

           These subordination provisions mean that if we are insolvent a direct holder of our senior indebtedness may ultimately receive out of our assets more than a direct holder of the same amount of our subordinated debt securities and a creditor of ours that is owed a specific amount may ultimately receive more than a direct holder of the same amount of subordinated debt securities.

      "Senior indebtedness" means:

  the principal of, and any premium and interest on, all of GAFRI’s or AAG Holding Company’s indebtedness (including indebtedness of others that we guarantee), whether such indebtedness exists now or is created, incurred or assumed by GAFRI or AAG Holding Company after the date of this prospectus, that is for money they borrow or is evidenced by a note or similar instrument that they have given;

  all capital lease obligations of GAFRI and AAG Holding;

  all obligations of GAFRI and AAG Holding incurred when they acquire any business, property or assets or that they owe as a lessee under leases that generally accepted accounting principles require them to capitalize on their balance sheet or leases made as part of any sale and leaseback transaction they engage in;

  all obligations of GAFRI and AAG Holding for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

  all guarantees of obligations set forth above; and

  all obligations of the types set forth above that are owed by any other person and is secured by a lien on the assets of GAFRI or AAG Holding.

          Senior indebtedness includes any senior debt securities. Senior indebtedness also includes any amendment, renewal, replacement, extension, modification and refunding of any indebtedness that itself was senior debt. Senior indebtedness does not include any indebtedness that expressly states in the instrument creating or evidencing it that it does not rank senior in right of payment to the debt securities. Senior indebtedness does not include the subordinated debt securities.

          As of June 1, 2001, we had $229.3 million of senior debt outstanding. The indenture does not limit the amount of senior indebtedness we are permitted to have, and we may in the future incur additional senior indebtedness.

Guarantee

          The indenture provides that GAFRI will fully and unconditionally guarantee the payment of principal and interest on the debt securities when due and payable. This means that if AAG Holding Company does not have the assets to make required payments under the indenture, GAFRI will make such payments. Debt of subsidiaries of GAFRI, including AAG Holding Company, however, ranks senior to GAFRI's obligations to guarantee debt securities issued under this prospectus. As of June 1, 2001, subsidiaries of GAFRI had a total of $367.2 million of debt outstanding which would be senior to GAFRI's obligations to guarantee the debt securities.

Regarding the Trustee

          The trustee for the senior debt securities and the trustee for the subordinated debt securities each will be named in the applicable prospectus supplement.

          Any trustee of debt securities may resign or be removed, and a new trustee may be appointed to replace the previous trustee. If two or more persons or entities are acting as trustees for different series of debt securities, each trustee is a trustee of a trust under its indenture separate from the trust administered by any other trustee. Any action to be taken by the “trustee” may then be taken by each trustee only with respect to the series of debt securities for which it is trustee.

          In the ordinary course of business, we and our subsidiaries may conduct transactions with trustees and their affiliates, and trustees and their affiliates may conduct transactions with us and our subsidiaries.

DESCRIPTION OF PREFERRED STOCK

          The following briefly summarizes the material terms of the preferred stock that we may offer, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock that we offer in any prospectus supplement relating to such series. You should also read the more detailed provisions of our Certificate of Incorporation and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

          GAFRI is authorized to issue up to 25,000,000 shares of preferred stock. GAFRI can issue shares of preferred stock in one or more series and can specify the following terms for each series:

  the number of shares;

  the designation, powers, preferences and rights of the shares; and

  the qualifications, limitations or restrictions, except as otherwise stated in the articles of incorporation.

          GAFRI currently has no shares of preferred stock outstanding.

          Before issuing any series of preferred stock, GAFRI’s board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a statement with respect to shares as an amendment to the Certificate of Incorporation.

          The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. GAFRI’s board of directors may authorize shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and our subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock that we issue may have the effect of rendering more difficult or discouraging an acquisition of us deemed undesirable by our board of directors.

          Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

          The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

          Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

          Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books. Dividends on any series of preferred stock may be cumulative or noncumulative.

          We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

  all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

  the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

          Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.

          Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of ours ranking junior to the preferred stock unless full dividends on all series of preferred stock have been paid or set apart for payment for:

  all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

  the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

          The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock.

Redemption

          If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holders, or may be mandatorily redeemed.

          Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

          Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

          Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.

          If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

          If we issue voting preferred stock, holders of preferred stock will be entitled to one vote per share on each matter submitted to our shareholders. If we issue non-voting preferred stock, holders of preferred stock will have no voting rights, except as required by applicable law. The prospectus supplement will state the voting rights, if any, applicable to any particular series of preferred stock.

BOOK-ENTRY SYSTEM

          We expect that any securities issued under this prospectus initially will be represented by a global security deposited with DTC and registered in the name of the nominee of DTC. Except as set forth below, the securities will be available for purchase in registered book-entry form only. Book entry form means that unless and until certificated securities are issued under the limited circumstances described below, no beneficial owner of securities will be entitled to receive a definitive certificate representing a Note. So long as DTC or any successor depositary or its nominee is the registered holder of the global security, the depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the securities for all purposes of the indenture.

          DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between participating organizations through electronic book-entry changes in accounts of its participating organizations, which eliminates the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including the underwriter). Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Beneficial owners of the securities who are not participants or indirect participants and desire to purchase, sell or otherwise transfer ownership of, or other interest in, the securities may do so only through participants and indirect participants.

          Payments with respect to the global security will be made by a paying agent appointed by us to DTC or any successor depositary, or its nominee. We expect that any such depositary, or its nominee, upon receipt of any payment of principal or of interest on the global note will credit the accounts of its participants with payments in amounts proportionate to such participants’ ownership interest in the global note. Beneficial owners of the securities, directly or indirectly, will receive distributions of principal and interest in proportion to their beneficial ownership through the participants. Consequently, any payments to beneficial owners of the securities will be subject to the terms, conditions, and time of payment required by the depositary, the participants and indirect participants, as applicable.

          We expect that such payments will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants and indirect participants. Neither we, the trustee for debt securities, any paying agent nor the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which beneficial owners of the securities have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective beneficial owners of the securities. Accordingly, although beneficial owners of the securities will not possess certificated securities, we expect that beneficial owners should receive payments and should be able to transfer their interests.

          Since it is anticipated that the only holder of the securities will be the depositary or its nominee, beneficial owners of the securities will not be recognized as holders of the securities under the indenture unless certificated definitive securities are issued. So long as the securities are represented by the global security, beneficial owners of the securities will only be permitted to exercise the rights of holders of the securities indirectly through the participants who in turn will exercise such rights through the depositary.

          If the depositary is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual securities in definitive form in exchange for the global security representing the securities. In addition, we may at any time and in our sole discretion determine not to have the securities represented by the global security and, in such event, will issue individual securities in definitive form in exchange for the global security representing the securities.

          Settlement for the securities will be made by the underwriter in immediately available funds. So long as securities are represented by a global security, all payments of principal and interest will be made by us in immediately available funds.

          So long as a security is represented by a global security, the security will trade in DTC’s same-day funds settlement system until maturity, and secondary market trading activity in the securities will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the securities.

PLAN OF DISTRIBUTION

          We may sell, from time to time, the debt securities through agents or underwriters, or directly to one or more purchasers.

Agents

          We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment to sell debt securities on a continuing basis.

Underwriters

          If we use underwriters for a sale of debt securities, the debt securities will be acquired by the underwriters for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase debt securities will be subject to certain conditions. Unless the applicable prospectus supplement has different terms, the underwriters will be obligated to purchase all the debt securities of the series offered if any of the debt securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to underwriters may be changed from time to time.

Direct Sales

          We may also sell debt securities directly to one or more purchasers without using underwriters or agents.

          Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on their resale of the debt securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their business.

LEGAL MATTERS

           The validity of the securities offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio. Attorneys in Keating, Muething & Klekamp, P.L.L. hold certain securities of the Company.

EXPERTS

          Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

          The following table sets forth the expenses in connection with the offering described in this Registration Statement:

Securities and Exchange Commission registration fee*..................$ 50,000
Legal fees and expenses...............................................  35,000
Accounting fees and expenses..........................................  10,000
Printing and engraving expenses ......................................  50,000
Trustee's fees and expenses...........................................  15,000
Rating Agencies' fees................................................. 125,000
Blue Sky fees and expenses............................................   5,000
Miscellaneous.........................................................  40,000
                                                                      --------
TOTAL.................................................................$330,000
                                                                      ========
----------------

*Actual; other expenses are estimated

Item 15.    Indemnification of Directors and Officers.

           Section 145 of the Delaware General Corporation Law ("DGCL") provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and without negligence or misconduct in the performance of their duties to the corporation. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

           Article VII of GAFRI's By-Laws provides for indemnification of directors and officers similar to that provided in Section 145 of the DGCL.

           Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transactions from which a director derived an improper personal benefit. Article Ninth of GAFRI's Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

           Ohio Revised Code Section 1701.13(E) allows indemnification by AAG Holding Company to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of AAG Holding Company, by reason of the fact that he is or was a director, officer, employee or agent of AAG Holding Company, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of AAG Holding Company and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of AAG Holding Company, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to AAG Holding Company unless deemed otherwise by the court. Indemnification is to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. AAG Holding Company's Code of Regulations extends such indemnification.

           GAFRI also maintains directors' and officers' reimbursement and liability insurance and has entered into agreement with its directors and officers providing for indemnification in certain events.

Item 16.    Exhibits and Financial Statement Schedules.

Exhibit                         Description of Document
--------        ----------------------------------------------------------------
   1  *         Underwriting Agreement
 4.1  **        Form of Senior Indenture (incorporated by reference to the
                Registrants' Registration Statement on Form S-3, No. 333-41071)
 4.2  **        Form of Subordinated Indenture (incorporated by reference to the
                Registrants’ Registration Statement on Form S-3, No. 333-41071)
 4.3  *         Terms of Preferred Stock
   5  ***       Opinion of Keating, Muething & Klekamp, P.L.L.
  12            Statement Regarding Calculation of Ratio of Earnings to Fixed
                Charges
23.1  ***       Consent of Independent Auditors
23.2  ***       Consent of Keating, Muething & Klekamp, P.L.L. (contained in
                Exhibit 5)

Exhibit                         Description of Document
--------        ----------------------------------------------------------------
  24  ***       Powers of Attorney (contained on the signature page).
25.1  **        Statement of Eligibility on Form T-1 under the Trust Indenture
                Act of 1939, as amended, of Firstar, N.A., as Trustee under the
                Senior Indenture (incorporated by reference to the Registrants'
                Registration Statement on Form S-3, No. 333-41071)
25.2  **        Statement of Eligibility on Form T-1 under the Trust Indenture
                Act of 1939, as amended, of Firstar, N.A., as Trustee under the
                Subordinated Indenture (incorporated by reference to the
                Registrants' Registration Statement on Form S-3, No. 333-41071)

-------------------
 *.To be filed as an exhibit to a Current Report on Form 8-K.
**.Incorporated by reference from other documents filed with the Commission as indicated.
***Filed previously

Item 17.   Undertakings.

(a)      The undersigned Registrants hereby undertake:

            (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii)      To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

                      (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      If the securities to be registered are to be offered at competitive bidding, the undersigned Registrants hereby undertake: (1) to use their best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act of 1933, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(d)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)      The undersigned Registrants hereby undertake that

            (1)      for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

            (2)       for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)      The undersigned Registrants hereby undertake to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 14th day of June, 2001.

GREAT AMERICAN FINANCIAL RESOURCES, INC. By: /s/Mark F. Muething Mark F. Muething Executive Vice President and General Counsel

          Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature

*Carl H. Lindner

*S. Craig Lindner

*Robert A. Adams

*Ronald G. Joseph

*John T. Lawrence III

*William R. Martin

*Ronald W. Tysoe

/s/Christopher P. Miliano
Christopher P. Miliano

*By:/s/Mark F. Muething
     Mark F. Muething

                Capacity

Chairman of the Board of Directors
(Principal Executive Officer)

Director

Director

Director

Director

Director

Director

Vice President and Controller
(Principal Financial Officer and
Principal Accounting Officer)

Attorney-in-Fact

Date June __, 2001 June __, 2001 June __, 2001 June __, 2001 June __, 2001 June __, 2001 June __, 2001 June 14, 2001 June 14, 2001

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 14th day of June, 2001.

AAG HOLDING COMPANY By: /s/Mark F. Muething Mark F. Muething Executive Vice President and General Counsel

          Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature *Carl H. Lindner *S. Craig Lindner *Charles A. Scheper /s/Christopher P. Miliano Christopher P. Miliano *By:/s/Mark F. Muething Mark F. Muething	Capacity Chairman of the Board of Directors (Principal Executive Officer) Director Director Vice President and Controller (Principal Financial Officer and Principal Accounting Officer) Attorney-in-Fact	Date June __, 2001 June __, 2001 June __, 2001 June 14, 2001 June 14, 2001